EXHIBIT 4.8

THIS WARRANT, AND THE SECURITIES ISSUABLE UPON THE EXERCISE OF THIS WARRANT, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR APPLICABLE STATE LAW AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE ACT OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER AND IS SATISFIED THAT THIS WARRANT AND THE UNDERLYING SECURITIES MAY BE TRANSFERRED WITHOUT REGISTRATION UNDER THE ACT.

                                                                   -------------

                                IPVOICE.COM, INC.
                    REDEEMABLE COMMON STOCK PURCHASE WARRANT
                       VOID AFTER 5:00 P.M., EASTERN TIME
                        _________________ UNLESS EXTENDED

         FOR VALUE RECEIVED, IPVoice.com, Inc., a Nevada corporation (the "Company"), promises to issue in the name of, and sell and deliver to, ________________, (the "Holder"), or the Holder's registered transferee or assignee (also the "Holder"), a certificate or certificates for an aggregate of _____________ shares (the "Shares") of Common Stock, $0.001 par value per share (the "Common Stock"), of the Company, at any time on or before the later of 5:00 p.m., Eastern Time, on __________________ unless extended, and in no event beyond ______________ (the "Exercise Period"), upon payment therefore of $0.9875 per Share in lawful funds of the United States of America. The exercise period of this Warrant shall be extended in the event the Company extends the final maturity date of a certain Note issued by the Company to the Holder in the amount of $________________ of even date herewith, said Note issued as a part of this financing transaction. The Note expressly provides for an initial two (2) year term and principal amount of $_________________- plus interest thereon payable quarterly in cash from and after date at the rate of 9% per annum, or at the option of the Company in free-trading stock (if available) calculated at the rate of 18% per annum and based on the average closing price of the stock for seven (7) days prior to the payment date; provided however, the Note may at the option of the Company, be extended for an additional one year term with equal monthly amortization at the rate of 110% of principal plus accrued interest at the Note rate; or, the Company may at its option extend the term of the Note for a total of two (2) additional years with equal monthly amortization at the rate of 120% of principal plus accrued interest at the Note rate, such option to extend the Note to be exercised by the Company in writing to the Holder at least 60 days prior to its original maturity date.

         1. Exercise of the Warrant. In case the Holder of this Warrant shall desire to exercise this Warrant in whole or in part, the Holder shall surrender this Warrant, with the form of exercise notice on the last page hereof duly executed by the Holder, to the Company, accompanied by payment of the Exercise Price of $0.9875 per Warrant. This Warrant may be exercised in whole or in part but not for fractional Shares. In case of the exercise in part only, the Company will deliver to the Holder a new Warrant of like tenor in the name of the Holder evidencing the right to purchase the number of Shares as to which this Warrant has not been exercised.

         2. Covenants of the Company. The Company hereby covenants and agrees that prior to the expiration of this Warrant by exercise or by its terms:

                  (a) The Company shall at all times reserve and keep available, out of its authorized and unissued share capital, solely for the purpose of providing for the exercise, forthwith upon the request of the Holder of the Warrants then outstanding and in effect, such number of shares of Common Stock, as shall, from time to time, be sufficient for the exercise of the Warrants. The Company shall, from time to time, in accordance with the laws of the State of Nevada, increase the authorized amount of its share capital if at any time the number of shares of Common Stock remaining unissued and unreserved for other purposes shall not be sufficient to permit the exercise of the Warrants then outstanding and in effect.

                  (b) The Company covenants and agrees that all shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issue thereof.

         3. Loss, Theft, Destruction or Mutilation. In case this Warrant shall become mutilated or defaced or be destroyed, lost or stolen, the Company shall execute and deliver a new Warrant in exchange for and upon surrender and cancellation of such mutilated or defaced Warrant or in lieu of and in substitution for such warrant so destroyed, lost, or stolen, upon the Holder of such Warrant filing with the Company such evidence satisfactory to it that such Warrant has been so mutilated, defaced, destroyed, lost or stolen and of the ownership thereof by the Holder; provided, however, that the Company shall be entitled, as a condition to the execution and delivery of such new Warrant, to demand indemnity satisfactory to it and payment of expenses and charges incurred in connection with the delivery of such new Warrant, and may demand a bond from the Holder. Any Warrant so surrendered to the Company shall be canceled.

         4. Record Owner. At the time of the surrender of this Warrant, together with the form of subscription properly executed and payment of the Exercise Price, the person exercising this Warrant shall be deemed to be the Holder of record of the Common Stock deliverable upon such exercise, in whole or in part, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such securities shall not then be actually delivered to such person.

         5. Mailing of Notices, etc. All notices and other communications from the Company to the Holder of this Warrant shall be mailed by first-class registered or certified mail, return receipt requested, potage prepaid, to the Holder at the address set forth in the records of the Company, or to such other address furnished to the Company in writing from time to time by the Holder of this Warrant.

         6. Registration Under the Securities Act of 1933, as amended. Neither this Warrant nor the Shares underlying it have been registered under the Securities Act of 1933, as amended (the "Act"). Unless and until registered under the Act, this Warrant and all replacement Warrants shall bear the following legend:

         THIS WARRANT, AND THE SECURITIES ISSUABLE UPON THE EXERCISE OF THIS WARRANT, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR APPLICABLE STATE LAW AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE ACT OR UNLESS THE COMPANY RECEIVES AN OPINION FROM COUNSEL FOR THE HOLDER AND IS SATISFIED THAT THIS WARRANT AND THE UNDERLING SECURITIES MAY BE TRANSFERRED WITHOUT REGISTRATION UNDER THE ACT.

         The Shares issuable upon exercise of this Warrant shall be Rule 144 restricted shares (the "Restricted Securities"). After issuance of the Shares, Company agrees to use its best efforts to assist Holder in registering the Shares or to register the Shares under the Act subject to the rules, regulations, and other provisions of said Act.

         7.       Piggyback Registration.

                  (a) At any time that the  Company  proposes  to file a Company registration statement on Form S-1 or other appropriate registration form (excluding Form 10-SB) under the Act (the "Registrations Statement"), for its own account, the Company shall give the Holder written notice of its intention to do so and of the intended method of sale (the "Registration Notice") within a reasonable time prior to the anticipated filing date of the Company's Registration Statement effecting such Company registration. Holder may request inclusion of any Restricted Securities in such Registration Statement by delivering to the Company, within ten (10) Business Days after receipt of the Registration Notice, a written notice (the "Piggyback Notice") stating the number of Restricted Securities proposed to be included and that such shares are to be included in any underwriting only on the same terms and conditions as the shares of Common Stock otherwise being sold through underwriters under such Company Registration Statement. The Company shall use its best efforts to cause all Restricted Securities specified in the Piggyback Notice to be included in the Company Registration Statement and any related offering, all to the extent requisite to permit the sale by the Holder of its Restricted Securities in accordance with the method of sale applicable to the other shares of Common Stock included in such Company Registration Statement; provided, however, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the Company Registration Statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of Holder's Restricted
Securities, the Company may, at its election, give written notice of such determination to Holder and, thereupon:

          (i) in the case of a determination not to register, shall be relieved of its obligation to register Holder's Restricted Securities in connection with such registration, and

          (ii) in the case of a delay in registering, shall be permitted to delay registering Holder's Restricted Securities for the same period as the delay in registering such other securities.

                  (b) The Company's obligation to include Restricted Securities in a Company's Registration Statement pursuant to Section 7(a) shall be subject to the following limitations:

          (i) The Company may elect, at its sole option and for any reason, not to register Holder's Restricted Shares, provided however, that this right is limited to one (1) time and relative to one (1) particular Company Registration Statement.

          (ii) The Company shall not be obligated to include any Restricted Securities in a registration statement filed on Form S-4, Form S-8 or such other similar successor forms then in effect under the Securities Act.

          (iii)If a Company Registration Statement involves an underwritten offering and the managing underwriter advises the Company in writing that in its opinion, the number of securities requested to be included in such Company Registration Statement exceeds the number which can be sold in such offering without adversely affecting the offering, the Company shall include in such Company Registration Statement the number of such securities which the Company is so advised can be sold in such offering without adversely affecting the offering, determined as follows:

               (A) first, the securities proposed by the Company to be sold for it own account, and

               (B) second, any Restricted Securities requested to be included in such registration and any other securities of the Company in accordance with the priorities, if and then existing among the holders of such securities pro rata among the holders thereof requesting such registration on the basis of the number of shares of such securities requested to be included by such holders.

          (iv) The  Company  shall  not  be  obligated  to  include   Restricted
               Securities in more than one (1) Company Registration Statement.

                  (c) To the extent Holder's Restricted Securities are intended to be included in a Company Registration Statement, Holder may include any of its Restricted Securities in such Company Registration Statement pursuant to this Agreement only if Holder furnishes to the Company in writing, within ten
(10) business days after receipt of a written request therefor, such information specified in Item 507 of Regulation S-K under the Act or such other information as the Company may reasonably request for use in connection with the Company Registration Statement or Prospectus or preliminary Prospectus included therein and in any application to the NASD. Holder as to which the Company Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make all information previously furnished to the Company by Holder not materially misleading.

         8. Antidilution Provision. The Exercise Price in effect from time to time shall be, subject to adjustment in accordance with the provisions of this
Section 8.

                  (a) Adjustments for Stock Splits and Combinations. If the Company shall at any time or from time to time after the date hereof, effect a stock split of the outstanding Common Stock, the applicable Exercise Price in effect immediately prior to the stock split shall be proportionately decreased. If the Company shall at any time or from time to time after the date hereof, combine the outstanding shares of Common Stock, the applicable Exercise Price in effect immediately prior to the combination shall be proportionately increased. Any adjustments under this Section 8(a) shall be effective at the close of business on the date the stock split or combination occurs.

                  (b) Adjustments for Certain Dividends and Distributions. If the Company shall at any time or from time to time after the date hereof, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in shares of Common Stock, then, and in each event, the applicable Exercise Price in effect immediately prior to such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying, as applicable, the applicable Exercise Price then in effect by a fraction;

          (i) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

          (ii) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

                  (c) Adjustment for Other Dividends and Distributions. If the Company shall at any time or from time to time after the date hereof, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in other than shares of Common Stock, then, and in each event, an appropriate revision to the Exercise Price shall be made and provision shall be made (by adjustments of the Exercise Price or otherwise) so that the holder of this Note shall receive upon conversions thereof, in addition to the number of shares of Common Stock receivable thereon, the number of securities of the Company which they would have received had this Note been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the date hereof, retained such securities (together with any distributions payable thereon during such period), giving application to all adjustments called for during such period under this Section 8(c) with respect to the rights of the holders of the Warrant.

                  (d) Adjustments for Reclassification, Exchange or Substitution. If the Common Stock issuable upon conversion of this Warrant at any time or from time to time after the date hereof shall be changed into the same or different number of shares of any class or classes of stock, whether by reclassification, exchange, substitution or otherwise (other than by way of a stock split or combination of shares or stock dividends provided for in Sections 8(a), (b) and (c), or a reorganization, merger, consolidation, or sale of assets provided for in Section 8(e), then, and in each event, an appropriate revision to the Exercise Price shall by made and provisions shall be made (by adjustments of the Exercise Price of otherwise) so that the holder of this Warrant shall have the right thereafter to convert such Warrant into the kind and amount of shares of stock and other securities receivable upon reclassification, exchange, substitution or other change, by holders of the number of shares of Common Stock into which such Warrant might have been converted immediately prior to such reclassification, exchange, substitution or other change, all subject to further adjustment as provided herein.

                  (e) Adjustments for Reorganization, Merger, Consolidation or Sales of Assets. If at any time or from time to time after the date hereof there shall be a capital reorganization of the Company (other than by way of a stock split or combination of shares or stock dividends or distributions provided for in Section 8(a), (b), and (c), or a reclassification, exchange or substitution of shares provided for in Section 8(d), or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company's properties or assets to any other person, then as a part of such reorganization, merger, consolidation, or sale, an appropriate revision to the Exercise Price shall be made and provision shall be made (by adjustments of the Exercise Price or otherwise) so that the holder of this Warrant shall have the right thereafter to convert this Warrant into the kind and amount of shares of stock and other securities or property of the Company or any successor corporation resulting from such reorganization, merger, consolidation, or sale, to which a holder of Common Stock deliverable upon conversion of such shares would have been entitled upon such reorganization, merger, consolidation, or sale, to which a holder of Common Stock deliverable upon conversion of such shares would have been entitled upon such reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 8(e) with respect to the rights of the holders of this Warrant after the reorganization, merger, consolidation, or sale to the end that the provisions of this Section 8(e) (including any adjustment in the applicable conversion ratio then in effect and the number of shares of stock or other securities deliverable upon conversion of this Warrant) shall be applied after that event in as nearly an equivalent manner as may be practicable.

         9. Laws of the State of Nevada. This Warrant shall be governed by, interpreted under and construed in all respects in accordance with, the laws of the State of Nevada, irrespective of the place of domicile or residence of any party.

         10. Entire Agreement and Modification. The Company and the Holder of this Warrant hereby represent and warrant that this Warrant is intended to and does contain and embody all of the understandings and agreements, both written and oral, of the parties hereto with respect to the subject matter of this Warrant, and that there exists no oral agreement or understanding, express or implied, whereby the absolute, final and unconditional character and nature of this Warrant shall be in any way invalidated, empowered or affected. A modification or waiver of any of the terms, conditions or provisions of this Warrant shall be effective only if made in writing and executed with the same formality as this Warrant.

         This Warrant will become wholly void and of no effect and the rights evidenced hereby will terminate unless exercised in accordance with the terms and provisions hereof at or before 5:00 p.m., Eastern Time, on the Expiration Date.


         IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed this Warrant this ________ day of ________, 1999.



                                     IPVoice.com, Inc.



                                     By:      ______________________________
                                               Barbara S. Will, President

                              [FORM OF ASSIGNMENT]




(TO BE EXECUTED BY THE REGISTERED HOLDER IF SUCH
HOLDER DESIRES TO TRANSFER THE WARRANT CERTIFICATE.)


         FOR VALUE RECEIVED ______________________________________ HEREBY
SELLS, ASSIGNS AND TRANSFERS UNTO _______________________________________
                                 (PLEASE PRINT NAME AND ADDRESS OF TRANSFEREE)

THIS WARRANT CERTIFICATE, TOGETHER WITH ALL RIGHT, TITLE AND INTEREST THEREIN, AND DOES HEREBY IRREVOCABLY CONSTITUTE AND APPOINT ___________________________________, ATTORNEY, TO TRANSFER THE WITHIN WARRANT
CERTIFICATE ON THE BOOKS OF THE WITHIN-NAMED COMPANY, WITH FULL POWER OF SUBSTITUTION.

DATED:
SIGNATURE:_________________________________

(SIGNATURE MUST CONFORM IN ALL RESPECTS TO NAME OF HOLDER AS SPECIFIED ON THE FACE OF THE WARRANT CERTIFICATE)


-------------------------------------

-------------------------------------
(INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE)

                                FORM OF EXERCISE




         THE UNDERSIGNED HEREBY IRREVOCABLY ELECTS TO EXERCISE THE PURCHASE RIGHTS REPRESENTED BY THIS WARRANT FOR, AND TO PURCHASE THEREUNDER, _________________ SHARES OF COMMON STOCK, $0.001 PAR VALUE PER SHARE, OF IPVOICE.COM, INC., AND HEREWITH MAKES PAYMENT OF $0.9875 PER SHARE, OR A TOTAL OF $____________________ THEREFORE, AND REQUEST THAT SUCH SHARES BE ISSUED TO:



(PRINT NAME)



---------------------------------
(ADDRESS)

---------------------------------
(SOCIAL SECURITY NUMBER)

DATED:

                 (SIGNATURE MUST CONFORM IN ALL RESPECTS TO NAME
               OF HOLDER AS SPECIFIED ON THE FACE OF THIS WARRANT)